UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 10, 2007

Golf Trust of America, Inc.

(Exact Name of Company As Specified in its Charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

10 North Adger’s Wharf, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On April 10, 2007, GTA-IB Golf Resort, LLC (a wholly-owned subsidiary of Golf Trust of America, Inc.) and its wholly-owned subsidiaries, GTA-IB, LLC (the “Company”) and GTA-IB Condominium, LLC (the “Affiliate” and, together with GTA-IB Golf Resort, LLC and the Affiliate, the “Borrowers”), entered into a Business Loan Agreement (the “Loan Agreement”), effective as of April 10, 2007 (the “Closing Date”), with Patriot Bank, a community banking facility (“Patriot Bank” and, together with the Borrowers, the “Loan Parties”) with respect to a non-revolving loan in an amount up to the principal amount of $1,200,000 (the “Loan”).  The Loan is secured by a first priority mortgage on three wholly-owned condominium units (the “Properties”) located at the Innisbrook Resort and Golf Club (the “Resort”), pursuant to a Commercial Security Agreement, Promissory Note and Mortgage entered into by the Loan Parties on the Closing Date in connection with the Loan Agreement.  Among other terms, the Loan Agreement contains representations, warranties and covenants of the Borrowers with respect to matters such as ownership of the Properties, the future delivery of reports to Patriot Bank, the absence of defaults by the Borrowers under other agreements and compliance with applicable laws and government regulations.

On the Closing Date, the Company borrowed pursuant to the Loan Agreement $20,279 to pay the closing costs related to the Loan.  Subject to compliance with the Loan Agreement by the Borrowers, the Company has the right to draw down the remainder of the principal amount available under the Loan Agreement over time to finance renovations of the Company’s restaurants, information technology infrastructure upgrades at the Resort, other property improvements at the Resort and short-term working capital shortfalls of the Company or the Resort.

The Loan bears interest at the floating Wall Street Journal Prime rate (currently 8.25%) and provides for interest only payments through December 31, 2007.  Beginning with the monthly payment due on January 31, 2008, the Loan Agreement requires principal and interest payments based on a twenty year amortization schedule.  There is no prepayment penalty for early repayment.  Any balance of the Loan which remains unpaid on April 10, 2010 must be repaid in full on that date. If an event of default, as defined in the Loan Agreement to generally include, among other events, (i) a payment default, (ii) a failure by any of the Borrowers to comply with the terms of the Loan Agreement, (iii) any false statement or misrepresentation in any loan-related document by any Borrower, (iv) dissolution of any Borrower, (v) any defect in collateralization or foreclosure proceedings involving any Borrower, (vi) a material adverse change in any Borrower’s financial condition, or (vii) Patriot Bank believes that the prospect of repayment of the loan is impaired or otherwise in good faith believes itself insecure, occurs, then the obligation may be accelerated and the principal and any interest on the loan shall be due and payable in full.  Patriot Bank shall also have additional remedies in law and equity upon an event of default.

On April 16, 2007 GTA issued a press release relating to these matters which is included as Exhibit 99.1 to this filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Golf Trust of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Company)

April 16, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
99.1	Press Release of Golf Trust of America, Inc.